                                                                    EXHIBIT 99.5


                           SIGHT RESOURCE CORPORATION
                           Consolidated Balance Sheet
                                 (In thousands)
                                   (unaudited)

                                                                        As of
                                                                   March 31, 2005
                                                                   --------------
ASSETS                                                               (unaudited)
Current Assets:
Cash and Cash Equivalents........................................  $         892
Accounts Receivable, Net of Allowance............................            468
Inventories......................................................            793
Prepaid Expenses and Other Current Assets........................            163

Total Current Assets.............................................          2,316
                                                                   -------------

Property and Equipment, net......................................            105
Other Assets:
Intangible Assets, net...........................................             na


          Total assets...........................................  $       2,421
                                                                   =============

LIABILITIES
Post Petition Liabilities:
Accounts Payable.................................................            442
Wages & Salaries.................................................            200
Taxes............................................................             19

Total Post Petition Liabilities..................................            661
                                                                   -------------
Secured Liabilities..............................................            182
                                                                   -------------
Pre Petition Liabilities:
Taxes & Other Priority Liabilities...............................            777
Unsecured Liabilities............................................          8,228

Total Pre Petition Liabilities...................................          9,005
                                                                   -------------

Total Liabilities................................................          9,848
                                                                   -------------

Paid-in capital..................................................         51,067
Accumulated deficit Pre Petition.................................        (58,188)
Retained Earnings Post Petition..................................           (306)

Total stockholders' equity.......................................         (7,427)
                                                                   -------------

                      Total Liabilities & Equity.................  $       2,421
                                                                   =============


See accompanying notes to consolidated financial statements

                           SIGHT RESOURCE CORPORATION
                      Consolidated Statement of Operations
                                 (In thousands)
                                   (unaudited)

                                                                         March 2005                   Filing to Date
                                                                        Mar 1st-31st         June 24, 2004 thru Mar 31, 2005
                                                                       -------------         -------------------------------
Net revenue..........................................................  $       1,299                 $      12,665

Cost of revenue......................................................            367                         3,376
                                                                       -------------                 -------------

Gross profit.........................................................            932                         9,289

Selling, general and administrative expenses.........................            873                         9,046
                                                                       -------------                 -------------

Income/(Loss) from operations........................................             59                           243

Non-operating Income/(Expenses)......................................              4                          (552)
                                                                       -------------                 -------------

Net Profit/(Loss)....................................................             63                          (309)
                                                                       -------------                 -------------


See accompanying notes to consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS



(1) On June 24, 2004 (the "Chapter 11 Bankruptcy Filing Date"), Sight Resource Corporation ("SRC") and its subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. No trustee has been appointed, and SRC and its subsidiaries continue to manage their business as debtors in possession.

(2) The accompanying financial statements are unaudited, have been prepared to comply with filing requirements of the Office of the United States Trustee, and do not conform to generally accepted accounting principles. The last audit of SRC's financial statements was completed as of and for the period ended December 29, 2001.

(3) The accompanying financial statements have been prepared on a basis reflecting the write off, as of a date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets. Except for the write off of goodwill and other intangible assets, the financial statements have been prepared on a "going concern" basis and do not reflect any reductions in the carrying value of assets or other adjustments that may be appropriate for financial statements prepared on a liquidation basis.

(4) The liabilities reflected in the accompanying financial statements do not include claims of lessors in respect of store leases rejected by SRC during the bankruptcy process. Such claims will be substantial. There may also be other claims filed by creditors against SRC in the Chapter 11 proceedings that are not reflected as liabilities in the accompanying financial statements.

(5) The Accumulated Deficit Pre-Petition has been calculated on the basis of unaudited operating results since December 29, 2001 (that being the date of the last audit of SRC's financial statements) and reflecting the write off, as of the date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets.

(6) Non-Operating Expenses are net of interest income and include professional fees, U.S. Trustee fees, and personnel retention bonuses.

(7) Non-Operating Income includes gain from the sale of substantially all of the assets of SRC's subsidiary, E.B. Brown Opticians, Inc., to Performance Vision Care, Inc. on March 10, 2005 for cash consideration in the amount of $200,000, plus assumption of certain liabilities.

(8) The accompanying financial statements do not reflect the sale, on April 29, 2005, of the assets of Cambridge Eye Associates, Inc. and Douglas Vision World reported in Item 2.01 of this report.